EXHIBIT 9

ACTUARIAL OPINION AND CONSENT

May 15, 1998


USAA Life Insurance Company
9800 Fredericksburg Road
San Antonio, Texas  78288

Gentlemen:

This opinion is furnished in connection with this amendment to the registration statement filed by USAA Life Insurance Company for Variable Universal Life Insurance Contracts ("Contract") under the Securities Act of 1933. The prospectus included in Pre-Effective Amendment No. 1 to Registration Statement No. 333-45343 on From S-6 describes the Contracts. The Contract form was prepared under my direction, and I am familiar with the Registration Statement and Exhibits thereto. In my opinion:

The methodology for computing cash values, cash surrender values and death benefits as described in the form of illustration in Exhibit No. 8 is consistent with the provisions of the Contract.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Experts" in the Prospectus.

                                            Sincerely,


                                            /s/JAMES C. HACKARD
                                            -------------------
                                            James C. Hackard, ASA, MAAA
                                            Associate Actuary